Exhibit 10.2
Execution Copy
REAL ESTATE FUND FORMATION AGREEMENT
This Real Estate Fund Formation Agreement (this “Agreement”), dated as of October 15, 2009, is entered into by and between Yucaipa American Alliance Fund II, LLC, a Delaware limited liability company (“Yucaipa”), and Morgans Hotel Group Co., a Delaware corporation (“MHG”). In consideration of the promises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1. The Fund. Yucaipa and MHG shall use good faith efforts to endeavor to raise a private investment fund (the “Fund”) in accordance with subparagraphs (a) through (g) of this Section 1:
(a) The purpose of the Fund will be to, subject to reasonable exceptions to be mutually agreed by Yucaipa and MHG, invest in (i) hotel real estate projects located in North America (including, without limitation, (x) the acquisition, development or redevelopment of hotel real estate projects and (y) investments in, or acquisitions, development or redevelopment of, condominiums, bars, restaurants, retail establishments, entertainment venues and other business ventures located within or reasonably related to any hotel real estate project described in the foregoing clause (y)) directly or indirectly undertaken by MHG or any of its subsidiaries where there is the opportunity to own at least a 20% equity interest in such project and to make an equity investment of at least $10,000,000 (each such project, a “Qualified Morgans Project”) (each underlying hotel of a Qualified Morgans Project in which the Fund invests, a “Fund Morgans Hotel”) and (ii) such other hotel real estate projects that are related to first class full-service hotels as determined by the General Partner; provided that no hotel real estate project located in North America that had been undertaken by a person without the participation of MHG or any of its subsidiaries shall be deemed to be a Qualified Morgans Project if (A) such project is subsequently acquired by MHG or any of its subsidiaries in connection with the acquisition by MHG or such subsidiary of such project together with (I) assets other than hotel real estate projects or (II) hotel real estate projects that are located outside of North America and (B) a majority of the value of the assets being acquired in such acquisition (as measured based on allocable purchase price at the time of such acquisition) arises from the portion of such assets that are either (I) assets other than hotel real estate projects or (II) hotel real estate projects that are located outside of North America.
(b) The Fund will have the first right to fund up to the entire equity investment (but excluding any portion reserved for co-investment by MHG pursuant to the last sentence of this Section 1(b)) in (i) each Qualified Morgans Project and (ii) other hotel real estate projects to be mutually agreed by Yucaipa and MHG (such right, the “Investment Rights”). MHG will not, and will cause its subsidiaries and the Non-Yucaipa Key Professionals (as defined below) to not, invest in, or cause to be offered to any person, the opportunity to invest or otherwise participate in any project (including, without limitation, any Qualified Morgans Project) that is subject to the Investment

Rights, in each case, except to the extent the Fund has been offered in accordance with this Agreement, and the Fund has declined, such opportunity. The Fund will be deemed to have declined an opportunity if the Fund does not accept such opportunity within 30 calendar days after being offered such opportunity in accordance with this Agreement. The General Partner shall use its reasonable best efforts to complete, and MHG shall use its reasonable best efforts to provide promptly to the General Partner such information as the General Partner may reasonably request in order to facilitate the completion of, the General Partner’s due diligence review of such opportunity within such 30-calendar-day period. If the Fund has been offered such opportunity in accordance with this Agreement, and the Fund has declined any portion of such opportunity, then MHG, its affiliates and the Non-Yucaipa Key Professionals may invest or otherwise participate in such portion on its own or with one or more third parties; provided that such investment or participation must be on terms and conditions no more favorable, taken as a whole, to any such participating party in any material respect than the terms and conditions that were offered to, and declined by, the Fund, unless (x) such more favorable terms and conditions are offered to the Fund in accordance with this Agreement and (y) the Fund does not elect, within seven calendar days after such offer, to invest in such opportunity upon such more favorable terms and conditions. If the Fund invests in any Qualified Morgans Project, MHG may, in MHG’s sole discretion, elect to co-invest with the Fund, on a pari passu basis with the Fund and upon terms and conditions no more favorable to MHG than the terms and conditions applicable to the Fund’s investment in such Qualified Morgans Project, in such amount as MHG shall determine up to 20% of the aggregate equity investment of the Fund and MHG in such Qualified Morgans Project.
(c) The Investment Rights will commence as of the closing of the Fund at which aggregate capital commitments to the Fund equal or exceed $100,000,000 and will terminate upon the earliest to occur of (i) the expiration of the Fund’s commitment period, (ii) the date on which the Fund has invested or committed to invest at least 85% of the aggregate capital commitments to the Fund, and (iii) the fifth anniversary of the date hereof.
(d) The aggregate capital commitments of the General Partner (as defined below) and its affiliates to the Fund (the “GP Commitment”) will be equal to 5% of the aggregate capital commitments to the Fund; provided that in no event will the GP Commitment be required to exceed $25,000,000.
(e) The targeted size of the Fund will be between $250,000,000 and $500,000,000 in aggregate capital commitments to the Fund.
(f) The Fund will be subject to governance and investor rights satisfactory to Yucaipa and MHG. The Fund will be entitled to consent rights over certain actions of MHG with respect to Fund Morgans Hotels and each other Fund hotel owned by the Fund that is managed by MHG or a subsidiary of MHG. The material terms and conditions of each Fund Morgans Hotel and each other Fund hotel owned by the Fund that is managed by MHG or a subsidiary of MHG, including, without limitation, the acquisition and the corresponding renovation/development scope and budget, will be mutually decided by the Fund and MHG. Furthermore, if MHG or any of its subsidiaries co-invests in a Qualified Morgans Project, major decisions of the applicable joint venture established with respect to the underlying Fund Morgans Hotel will be mutually decided upon by the Fund and MHG. Such major decisions will include, without limitation, capital expenditures in excess of applicable reserves or budgets, financings, dispositions and approvals of operating and capital budgets.
(g) Except as contemplated by this Agreement (including, without limitation, subparagraphs (a) through (g) of this Section 1) or otherwise mutually agreed by Yucaipa and MHG, the terms and conditions of the Fund, and the rights and obligations of investors in the Fund, will be commercially reasonable, as determined by reference to prevailing investor expectations, industry standards and market practices for private investment funds with similar investment objectives as the Fund.
2. The General Partner. The Fund, if successfully organized, shall be controlled by a general partner (or other equivalent control entity in the case the Fund is not organized as a limited partnership) (the “General Partner”), which shall be organized as a joint venture between Yucaipa, its affiliates and its related persons, on the one hand, and MHG, its subsidiaries and its related persons, on the other hand, in accordance with subparagraphs (a) through (d) of this Section 2:
(a) 50% of the equity interests in the General Partner will be allocated to Yucaipa, its affiliates and its investment professionals in such proportions as Yucaipa may determine. The remaining 50% of the equity interests in the General Partner will be allocated to key non-Yucaipa professionals who are (i) employed by, or serve as directors to, MHG, (ii) actively involved with the Fund, and (iii) reasonably satisfactory to Yucaipa (such non-Yucaipa professionals, the “Non-Yucaipa Key Professionals”).
(b) In the event the General Partner issues equity interests to persons other than Yucaipa, MHG, Non-Yucaipa Key Professionals or their respective subsidiaries, affiliates and related persons, including, without limitation, in connection with the raising of additional capital or as allocations to other management and professionals, the equityholders of the General Partner will be subject to pro rata dilution of their equity interests in the General Partner.
(c) Yucaipa will assist the Non-Yucaipa Key Professionals in funding their pro rata share of the GP Commitment by making to them, or causing one of Yucaipa’s affiliates to make to them, an interest-bearing loan on mutually agreeable terms and conditions to be determined by Yucaipa and such Non-Yucaipa Key Professionals and secured only by a first priority lien in favor of Yucaipa or such affiliate, as applicable, on such Non-Yucaipa Key Professionals’ interests in the General Partner and the Fund. Such loans will be structured such that Yucaipa or such affiliate, as applicable, will be repaid in full (including, without limitation, all outstanding principal, accrued and unpaid interest and other amounts owing under such loans) on a first priority basis before any distributions are made with respect to the General Partner or the Fund to the Non-Yucaipa Key Professionals. Such loans shall be made in compliance with the Sarbanes-Oxley Act.

(d) Except as contemplated by this Agreement (including, without limitation, subparagraphs (a) through (d) of this Section 2), the terms and conditions of the General Partner, and the respective rights and obligations of the members and other owners of equity interests in the General Partner, shall be as mutually agreed by Yucaipa and MHG in good faith.
3. Fund Hotels. If the Fund is successfully organized, then MHG, whether directly, through its wholly owned subsidiary Morgans Hotel Group Management LLC or through one or more other wholly owned subsidiaries of MHG, shall have the first right, except to the extent declined by MHG and subject to a reasonable transition period in the case such hotel was managed by a third party at the time the Fund invested in such hotel, to (x) serve as the manager of each hotel owned by the Fund (regardless of whether such hotel is a Fund Morgans Hotel) and provide expertise in the operation, direction and supervision of such hotel, and (y) require such hotel to use MHG’s global technology platforms, reservations systems and global marketing programs. Such management and use shall be pursuant to a management agreement (each, a “Management Agreement”) between such hotel and MHG, which shall contain such terms and conditions as are then generally offered by MHG, at the time such Management Agreement is negotiated and executed, to unaffiliated third parties under comparable management agreements in the locality where such hotel is situated and shall otherwise be in a form generally consistent with MHG’s then standard management agreement with unaffiliated third parties (collectively, the “Morgans Standard Terms”). The Morgans Standard Terms (subject to local variation) are generally as set forth in the letter from MHG to Yucaipa, dated the date hereof and referencing this Section 3. MHG and the Fund shall in good faith agree to modifications to the Morgans Standard Terms from time to time as may be reasonably necessary to reflect changes in the marketplace for the hotel management services or practices of MHG and its affiliates.
4. Conflicts of Interest. In organizing the Fund, Yucaipa and MHG shall use their reasonable efforts to structure the Fund to minimize the risk of any conflicts of interests. In addition, the governing documents of the Fund and the General Partner (collectively, including, without limitation, the limited partnership agreement or other equivalent or related governing agreements of the Fund and the operating agreement or other equivalent or related governing agreements of the General Partner, the “Fund Agreements”) shall contain reasonable conflicts of interest protections, including, without limitation, a requirement that Yucaipa shall have sole control over the Fund and the General Partner with respect to any decision or action in which MHG or any of its affiliates has a material pecuniary interest or other conflict of interest. If Yucaipa determines that there is a decision or action with respect to which MHG or any of its affiliates has a material pecuniary interest or other conflict of interest sufficient for Yucaipa to be entitled under the Fund Agreements to exercise sole control over the Fund and the General Partner with respect to such decision or action, Yucaipa shall inform the Non-Yucaipa Key Professionals of such determination prior to exercising such sole control over such decision or action.
5. Issuance of REF Warrants. Concurrently with the execution and delivery of this Agreement, MHG hereby issues, sells and delivers in certificated form to Yucaipa, and Yucaipa hereby receives from MHG:

(a) a warrant in the form annexed hereto as Exhibit A to acquire 2,500,000 shares of MHG common stock, par value $0.01 per share (“Common Stock”), subject to the terms and conditions set forth therein; and
(b) a warrant in the form annexed hereto as Exhibit B to acquire an additional 2,500,000 shares of Common Stock, subject to the terms and conditions set forth therein.
6. Alternative Structures. If Yucaipa and MHG jointly determine that an alternative form of pooled investment vehicle, another type of financing vehicle or another type of financing arrangement (each, an “Alternative Structure”), including, without limitation, (a) any publicly traded special purpose acquisition company, (b) any separate investment account, or (c) any contractual co-investment relationship, should be formed, arranged or used in addition or in lieu of the Fund for purposes of undertaking in whole or in part the purpose or functions of the Fund, then the Yucaipa and MHG shall interpret this Agreement to apply mutatis mutandis to such Alternative Structure and otherwise effectuate the intent of this Agreement to the fullest extent reasonably practicable as if references hereunder to the “Fund” also refer to such Alternative Structure and references hereunder to the capital commitments to the Fund also refer to the capital of such Alternative Structure; provided that a contractual co-investment relationship shall only be used in addition to the Fund or another Alternative Structure and shall invest on a pro rata basis with the Fund or such other Alternative Structure.
7. Termination. This Agreement and the rights and obligations of the parties hereto hereunder shall terminate automatically on January 30, 2011 if on or prior thereto the Fund has not closed on at least $100,000,000 in aggregate capital commitments.
8. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
9. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other party hereto. Any attempted assignment in violation of this Section 9 shall be void.
10. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.
11. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by a nationally recognized overnight courier service (with tracking capability), and shall be deemed given when received, as follows:

(a) if to Yucaipa, then to:
Yucaipa American Alliance Fund II, LLC
9130 W. Sunset Boulevard
Los Angeles, California 90069
Attention:       Robert P. Bermingham
with a copy (which shall not constitute notice) to:
Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, California 90071
Attention:       Judith T. Kitano
Fax:                (213) 683-4052
Email:             judith.kitano@mto.com
(b) if to MHG, then to:
Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018
Attention:       David Smail
with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:       Robert W. Downes
Fax:                (212) 558-3588
Email:            downesr@sullcrom.com
12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each party hereto and delivered to the other party hereto.
13. Entire Agreement. This Agreement, including the exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. None of the parties hereto shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter, except (a) as specifically set forth herein or, (b) in the case of MHG, as set forth in (i) the Securities Purchase Agreement, dated as of the hereof, by and among MHG, Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P. (the “Securities Purchase Agreement”), or (ii) the Ancillary Agreements (as defined in the Securities Purchase Agreement).

14. Interpretation; Exhibits. The headings contained in this Agreement and in any exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to a “Section” or “Exhibit”, such reference shall be to a section of, or an exhibit to, this Agreement unless otherwise indicated. For purposes of this Agreement, (a) an “affiliate” of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, and (b) for purposes of the foregoing clause (a), a person shall be deemed to control another person if such first person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise; provided that the existence of a management contract by a person or an affiliate of such person to manage another person shall not be deemed to be control by such person; provided further that neither MHG nor any of its subsidiaries shall be deemed hereunder to be an affiliate of Yucaipa. For purposes of this Agreement, “person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other entity.
15. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other person or circumstances.
16. Consent to Jurisdiction. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of such action or proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.
17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
18. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.
19. No Personal Liability of Partners, Directors, Officers, Owners, Etc.
(a) No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of Yucaipa, or any affiliate of Yucaipa, or any director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of such affiliate, shall have any liability for any obligations of Yucaipa under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of Yucaipa hereunder. MHG hereby waives and releases all such liability. This waiver and release is a material inducement to Yucaipa’s entry into this Agreement.
(b) No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of MHG, or any affiliate of MHG, or any director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of such affiliate, shall have any liability for any obligations of MHG under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of MHG hereunder. Yucaipa hereby waives and releases all such liability. This waiver and release is a material inducement to MHG’s entry into this Agreement.
20. Rights of Holders. Each party hereto shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of MHG as a result of exercising or refraining from exercising any such right or rights.
21. Construction. The parties hereto acknowledge that each such party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. Every covenant, term and provision of this Agreement shall be construed according to its fair meaning and not strictly for or against any party hereto.
[Signature page follows.]

In witness whereof, Yucaipa and MHG have executed and delivered this Agreement as of the date first above written.

YUCAIPA Yucaipa American Alliance Fund II, LLC
By:	/s/ Robert P. Bermingham
	Name:	Robert P. Bermingham
	Title:	Vice President

MHG Morgans Hotel Group Co.
By:	/s/ Marc Gordon
	Name:	Marc Gordon
	Title:	President

Exhibit A
Form of Warrant Issuable under Section 5(a)
[See Attachment.]

Exhibit B
Form of Warrant Issuable under Section 5(b)
[See Attachment.]